As filed with the Securities and Exchange Commission on June 30, 2004                                     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

(including registration of shares for resale by means of a Form F-3 Prospectus)

UNDER THE SECURITIES ACT OF 1933

QSOUND LABS, INC.

(Exact name of Registrant as specified in its charter)

                             Alberta, Canada                                                                                   98-0152203

       (State or other jurisdiction of Incorporation or                                          (I.R.S. Employer Identification No.)

organization)

400 – 3115 12th Street NE

Calgary, Alberta  T2E 7J2

Address of Principal Executive Offices

Stock Option Agreements between QSound Labs, Inc. and

 David Gallagher, Francis Munoz, Joanna Varvos, Doug Drury, Brian Harrington,

Robert Starr, Yoram Arbel, Stanley McDougall and M. Patty Chakour

(Full Title of the Plan)

James R. Bonfiglio

8635 West Sahara Ave., PMB 220

Las Vegas, NV 89117

(Name, and address of agent for service)

(253) 925-9044

(telephone number, including area code, of agent for service)

Copies to:

Kimberley Anderson

Dorsey and Whitney LLP

1420 Fifth Avenue, suite 3400

Seattle, Washington 98101

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Shares Common Shares Total	731,878 shares 164,760 shares 896,638 shares	$1.11 $6.76	$812,385 $1,113,778	$102.63 $141.15 $243.78

(1) Common shares, without par value, offered by the Registrant, pursuant to the Agreements described above, together with outstanding shares for resale.

(2) Calculated in accordance with Rule 457 (c) and (h).  A total of 731,878 common shares will be issued upon exercise of outstanding stock options for an aggregate exercise price of $809,903.  Of the total amount, common shares will be issued at the following prices upon the exercise of stock options: 356,878 common shares at the exercise price of $1.04 per share; 200,000 common shares at the exercise price of $0.62 per share; 50,000 common shares at the exercise price of $1.34 per share; 50,000 common shares at the exercise price of $1.88 per share; and 75,000 common shares at the exercise price of $2.05 per share. In addition, 164,760 common shares that were issued to Bonfiglio Family Limited Partnership upon exercise of stock options previously granted to James R. Bofiglio , a director, are being registered. The offering price of these shares has been based on the average of the high and low prices on the Nasdaq SmallCap Market on June 28, 2004, which was $6.76.

Page 1 of 17 pages.  Exhibit Index begins at page 17.

The terms “QSound”, “our company”, “the company”, “we”, “us” and “our” as used in this prospectus on Form S-8 refer to QSound Labs, Inc. and its subsidiaries, including QSound Ltd., QCommerce Inc. and QTelNet Inc., as a combined entity, except where the context requires otherwise.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part l of this Registration Statement have been or will be delivered to each employee that has entered into a Stock Option Agreement with the Registrant that is included as an Exhibit, as specified by Rule 428 (b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

RESALE PROSPECTUS

QSOUND LABS, INC.

164,760 COMMON SHARES

The selling shareholder identified in this prospectus may sell up to 164,760 common shares of QSound Labs, Inc. under this prospectus for his own account.  We will not receive any proceeds from the sale of these shares.

These shares were acquired by the selling shareholder pursuant to the exercise of options to purchase common shares of our stock.  The selling shareholder may offer his common shares through public or private transactions, at prevailing market prices or at privately negotiated prices.  These future prices are not currently known.

Our common shares are listed on the Nasdaq SmallCap Market under the symbol QSND.  On June 28, 2004 the closing price of the shares was $6.71.

Investing in our common shares involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this prospectus is June 30, 2004.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
ABOUT QSOUND LABS	3
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	4
INFORMATION ABOUT THE OFFERING	7
SELLING SHAREHOLDER	7
PLAN OF DISTRIBUTION	8
CAPITALIZATION AND INDEBTEDNESS	8
DESCRIPTION OF SECURITIES	9
MARKETS	10
USE OF PROCEEDS	10
LEGAL MATTERS	10
EXPERTS	11
WHERE YOU CAN GET MORE INFORMATION	11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	11

  Note:  All references to dollar amounts in this prospectus are stated in United States Dollars unless otherwise stated.  On July 9, 2001 our shareholders approved a one-for-four share consolidation. Unless otherwise indicated, all share and option figures in this prospectus have been adjusted retroactively to reflect the share consolidation.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus.

ABOUT QSOUND LABS

QSound carries on operations in three business segments:

a)

Audio Business Segment QSound develops, markets and distributes multimedia software solutions and licenses algorithms based on patented, proprietary audio technology portfolio. Our strategy is to focus on new products and technologies targeted for high-growth markets where the technical barriers to entry are high, and where we can lever our audio technology expertise to penetrate the market. We generate revenues by licensing to original equipment manufacturers (“OEM’s”) and chip manufacturers in the mobile and handheld devices, computer multimedia and consumer electronics markets, through sales of QSound-enabled analog chips to consumer electronics manufacturers, and by selling downloadable software products for Internet streaming audio, through third parties and directly, to consumers over the Internet.

b)

Internet Telephony Business Segment  Our wholly owned Alberta subsidiary QTelNet Inc. develops and sells Internet telephony software and hardware products.  We target the small to medium sized business and enterprise branch office market, offering Freeride™ low-port density gateways that enable PBX extension and eliminate long distance charges, QTelNet Connect Softswitch software platform that manages VoIP calls and monitors network performance, and Freeride IP telephones.

c)

E-commerce Business Segment Our wholly owned Washington subsidiary QCommerce Inc. provides electronic commerce services that enable electronic commerce for small businesses (eSolutions™). QCommerce eSolutions provide Web merchants with all of the tools necessary to set up and operate an on-line store, and with marketing and advertising services to drive targeted traffic to the store.

QSound Labs, Inc.’s principal executive office is located at 400 – 3115 12th Street NE, Calgary, Alberta, Canada T2E 7J2 and it’s phone number is (403) 291-2492.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, reflecting management's current expectations. These statements relate to our future plans, objectives, expectations and intentions. We use words such as  “may,” “expect,” “anticipate,” “project,” “believe,” “plan,” “intend,” “future” and other similar expressions to identify forward-looking statements.  These forward-looking statements involve inherent risks and uncertainties that may cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could contribute to differences include, but are not limited to, those discussed below in “Risk Factors”, and elsewhere in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus and we are not obligated to update the forward looking information to reflect actual results or changes in the factors affecting the forward-looking information.

RISK FACTORS

Please consider carefully the following risk factors and uncertainties which we face in our business, and other information contained in this prospectus, before investing in our common shares. This summary of risk factors is not meant to be exhaustive.  If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly.

We were not profitable in the first quarter of 2004 or in 2003.  Except for 2002, we have been only marginally profitable in previous years, and we have had to rely on the sale of our common shares, and in the past on debt financing, to fund our business operations.

With the exception of 2002, we have a history of losses and we have had to fund our operations through a combination of equity and debt financings. We reported revenues for the three months ended March 31, 2004 of $510,000 as compared to $831,000 for the same period in FY2003. The operating loss for the quarter was $(422,000) or $(0.06) per share as compared to an operating profit of $178,000 or $0.02 per share for the same period last year.  After allowing for non-cash items such as depreciation, the net loss for the period was $(534,000) or $(0.07) per share as compared to net income of $88,000 or $0.01 per share for the same period in FY2003.   In 2003 we had revenues of $2,043,088 and expenses of $3,314,381 including cost of products sold of $419,837, resulting in an operating loss of $1,271,293. After depreciation and amortization of $308,717, impairment of assets of $108,154 and impairment of goodwill of $2,184,589, there was a resultant loss of $3,705,631 for the year.  Our loss per share for 2003 was $0.52.  If we are not successful in increasing revenues, or if there is a material increase in our expenses, we may be unable to achieve profitability in the future. We cannot guarantee that we will increase sales of our products and technologies, or that we will successfully develop and market any additional products, or achieve or sustain future profitability, and we may have to rely on the sale of shares and on debt financings in the future. Notwithstanding the stated risk of not achieving profitability in 2004, at March 31, 2004 we had working capital resources available of $1,704,000 which management feels is sufficient capital to carry out our business plan for 2004.

Our audio industry revenues come from a limited number of accounts and a significant change in the performance of these accounts would have a material effect on our revenues.

The sources of our audio industry revenues are limited in number and a reduction in the performance, or expiration or termination, of any of these accounts, or the securing of a new account of similar size, would have a material effect on our revenues.  Our hearing aid license with Starkey Laboratories, which accounted for 30% of our 2003 revenues, expires in the third quarter of 2004. Although we continue to make efforts aimed at broadening our revenue sources, there is no assurance that we will be successful in acquiring new accounts or business relationships.

To succeed in the audio industry we must be able to identify emerging technological and market trends, to enhance our existing technologies and develop new technologies, and to achieve and maintain wide distribution of our products.  If we are not successful we will be unable to become profitable in this industry.

The audio industry is characterized by a number of factors including:

  rapid technological changes

  short technology and product life cycles

  escalating pressure to provide improved audio solutions at increasingly lower prices frequent introduction of new technologies and products

  development of audio enhancement technologies in-house by potential customers

It is important for us to be able to identify emerging trends in the mobile devices, PC multimedia, consumer electronics and Internet audio environments, and to enhance our existing technologies and develop new technologies and products to meet these continually changing market requirements. The development of our products and technologies must continue to focus on technological superiority over the offerings of our competitors while meeting the needs of our customers and potential customers, including competitive pricing and expeditious completion of development. Additionally, there must be sufficient consumer interest in and demand for enhanced audio to motivate our customers to use our products and technologies in their offerings.  If we do not continue to develop premium new technologies and products timely and cost effectively, we will not be able to achieve profitability in the audio industry.

Our success in the audio industry depends upon the performance of our licensees and customers.

Most of our revenues in the audio business are derived from, and we are dependent upon the performance of, our licensees, customers and partners. Factors that contribute to performance of these licensees, customers and partners include, among others:

  end-user demand for their products

  timeliness, quality and pricing of their products

  success or failure of their distribution and commercialization efforts adoption of new business models

  competition in their markets

  manufacturing uncertainties

  general or regional economic conditions

As a consequence of the effect that these and similar factors may have on our licensees, customers and partners, we may from time to time experience significant fluctuations in our revenues.

Acquisition of our IP telephony assets exposes us to risks associated with product and business development.

Our IP telephony business requires allocation of financial and personnel resources, hiring and training of new personnel, and effective and timely integration with our existing operations.  If we do not manage and allocate our resources successfully, our existing businesses may suffer. There is no assurance we will be able to successfully market and sell our IP telephony products and technologies, or operate this business profitably.

Our IP telephony technologies are subject to obsolescence from rapid technological advances and to reliance on third party licenses.

The IP telephony industry is characterized by rapid technological advances, evolving industry standards and  frequent new product introductions. Unless we continue development and improvement of our products and technologies we may be unable to achieve success in this industry.  There is no assurance that revenues will increase to offset new product development costs. We use technologies licensed from third parties in our IP telephony products and we may be unable to license these technologies on favorable terms.

We have limited experience with manufacture and distribution of hardware products.

We have not previously engaged to any material extent in the manufacture and distribution of hardware products.  The success of our IP telephony business will depend upon our ability to source competitively priced component parts, partner with low-cost manufacturers, maintain product quality standards, contain operating expenses, finance product inventory and co-ordinate inventory stock quantities with product distribution requirements.

If we fail to obtain product standard certification we will be unable to sell our IP telephony products.

Our IP telephony products must meet certain safety and radio-frequency emission standards. Products that connect to the telephone network must also meet certain standards aimed at protecting the network.  Virtually all countries have developed their own sets of standards, which are not uniform.  If we do not obtain certifications attesting that our products comply with the

standards of the country where our equipment will be used, we will be unable to export our products to that country.   We cannot guarantee that we can obtain or maintain required certifications.

Telecommunications failures, computer viruses, breaches of security or terrorist attacks could disrupt our IP telephony and e-commerce businesses.

Internet communications are susceptible to interruptions resulting from factors including telecommunications failures, computer viruses, capacity limitations, breaches of security, terrorist attacks and vandalism. The occurrence of any of these events could affect continued growth of the Internet and reliance upon the Internet as an alternative to the telephone network.  Our e-commerce hosting services are also vulnerable to these interruptions.

Our e-commerce revenues have declined in the past few years and we do not expect growth in this business.

Our e-commerce revenues have declined in the past few years.  Consolidation has become the principal method for acquiring new merchants, and we do not expect organic growth in our merchant base.  Larger service providers may offer their products and services at reduced prices and we may have to adjust our prices accordingly. As new technologies are developed and introduced our e-commerce products may become less attractive to small business merchants.

Our business will suffer if we fail to compete effectively with our competitors.

Each of the industries in which we engage is intensely competitive.  In these industries we have competitors who have technologies and products that are similar to ours and compete directly with us.  Some of these competitors are large, established companies with significantly greater resources than we have. More specifically:

  audio industry: Our major competitors for our audio products are Creative Technology Ltd., which owns Sensaura technology and concentrates on the PC multimedia market; Dolby, SRS Labs, Inc. and Spatializer Audio Laboratories, Inc. which compete with us primarily in the consumer electronics market; DFX which focuses on audio enhancement software plug-ins for Internet media players; and Lake Technology Limited, which is our principal competitor in the headphone audio enhancement area. We also compete with Dolby, SRS and DTS in the multi-channel home theatre market.  Our main competitors in the mobile devices market are Beatnik and DiMAgic.

  IP telephony industry: We face significant competition in the IP telephony business, including from companies such as Multi-Tech, Mediatrix Telecom and Quintum Technologies.  We expect competition to remain intense as existing communications companies enter into and new entrants emerge in this market.

  electronic commerce industry: We face many competitors in the electronic commerce industry and the number of companies providing products and services similar to ours is increasing at a rapid rate. Examples of competitors are Bigstep, Imergent, Yahoo and Microsoft. These companies sell products and services similar to those we offer, including building Internet-based electronic storefronts, hosting merchant sites and providing marketing services.

Our products and technologies are based on our intellectual property.  If we fail to adequately protect our intellectual property our business will suffer, and if we are sued for infringement by a third party we will incur significant legal expenses.

Our success depends largely on our ability to protect our proprietary technologies and to keep infringers from using and marketing our technologies.  We rely upon U.S. and international patent, copyright, trade secret and trademark laws to protect our intellectual property. We also rely on contractual obligations such as non-disclosure agreements.  Despite our efforts, third parties may copy our technologies and we may be unable to prevent the sale of infringing products.  Also, third parties may successfully develop products which compete with our products and which do not infringe our intellectual property rights.  In addition, third parties may successfully assert that our technologies and products infringe their products and that our patents are invalid. Our business will suffer if we are not successful in defending our intellectual property, and we will incur significant legal expenses if we must defend third party infringement claims.

General economic conditions have and may continue to negatively affect our business.

For the past several years the downturn in the economy has resulted in decreased consumer demand for PC and consumer electronics, resulting in decreased business for our audio licensees. In 2003, 2002 and 2001 we experienced revenue decreases from these licensees, and our 2004 revenues from these licensees may sustain further decreases. Uncertain global economic conditions and weakness in the telecommunications industry could have a negative effect on our IP telephony business. Other factors that may influence the global economy and negatively impact our revenues in our audio, e-commerce and IP telephony business segments include terrorist activity, armed hostilities  and public health issues.

The market price of our common shares has been and continues to be volatile.

The trading price of our common shares on the Nasdaq SmallCap Market has been and continues to be volatile.  During the twelve months ending on June 17, 2004 our stock price has ranged from a high of $6.50 to a low of $1.01.  The market price may be affected by announcements of, among other things, new products by our competitors, fluctuations in our operating results, assertions of intellectual property infringement made by us against third parties or by third parties against us and changes in our financial position.

If we experience rapid growth and do not manage it effectively our business and financial results will suffer.

If our technologies and products achieve wide acceptance we may experience rapid growth. We may have to hire more employees including additional management, improve our financial and control systems, and expand and manage our technical, sales and support services operations.  We would need increased revenues and/or additional funding to operate these increased activities.  If we do not manage our growth effectively our business and financial results will suffer.

We depend on key employees and our business may suffer if we are not able to keep these employees or hire and train replacements.

Our success depends on the skills, experience and performance of our senior management and certain other key personnel.  We do not carry key personnel insurance on these employees. Experienced management and highly skilled engineers and software programmers are critical to the success of our business. We could suffer adverse effects if we are unable to successfully retain our key personnel, or hire and train suitable replacements.

We are incorporated in Alberta, Canada, some of our directors and officers live in Canada, and most of our assets are in Canada, and investors may have difficulty starting legal claims and enforcing judgments against us and our directors and officers.

We are incorporated in the Province of Alberta, Canada.  Certain of our directors and officers live in Canada, and most of our assets, and the assets of those officers and directors, are located in Canada.  As a result, it may be difficult for investors to effect service of legal process within the United States upon directors and officers who are not United States residents. Also, there is uncertainty as to the enforceability in Canada, in original actions or for enforcement of judgments of U.S. courts, of civil liabilities predicated upon U.S. federal or state securities laws.

INFORMATION ABOUT THE OFFERING

On June 9, 2004 we issued 164,760 common shares to Bonfiglio Family Limited Partnership, a limited partnership under the control of James R. Bonfiglio, a director, pursuant to the exercise of stock previously granted to Mr. Bonfiglio as compensation for his services as a member of the board directors of QSound.

SELLING SHAREHOLDER

The table below sets forth the beneficial ownership of our common shares by the selling shareholder at June 15, 2004, and after giving effect to the sale of the shares offered hereby.

Shares Owned

Shares Being

Shares Own

Name

           Before the Offering

                    Offered

               After Offering **

--------

            -------------------------

 -----------------

 ------------------

Number     Percent

        Number     Percent

-----------     ----------

       -----------     -----------

Bonfiglio Family

  345,0002        4

      164,760

       180,240

2

Limited Partnership1

1  Bonfiglio Family Limited Partnership, 8635 West Sahara Ave., PMB 220, Las Vegas, NV  89117 is controlled by James R. Bonfiglio, a director of       QSound.

2  Includes 25,000 common shares registered in the name of James R. Bonfiglio.

PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, sell any or all of the shares being offered under this prospectus on The Nasdaq SmallCap Market or in private transactions. The selling shareholder and its successors, including permitted transferees, pledgees or donees or their successors, may sell the shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers.

 The shares covered by this prospectus to be sold from time to time by the selling shareholder may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in one or more of the following transactions:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

  transactions to cover short sales;

  broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

  a combination of any of these methods of sale; or

  any other method permitted by applicable law.

In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate.  Brokers or dealers will receive commissions or discounts from the selling shareholder in amounts to be negotiated immediately prior to the sale.  These brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act 1933 in connection with these sales.  In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of May 31, 2004. Our capitalization is presented:

  on an actual basis;

  on a pro forma basis to reflect the private sale of 164,760 common shares of Qsound

	As at May 31, 2004

		Actual	Pro Forma
Debt:
Current liabilities		$327,186	$327,186
Total Debt		$327,186	$327,186

Shareholders’ equity:
Total shareholders’ equity		$2,488,144	$2,488,144

Total capitalization		$2,815,330	$2,815,330

DESCRIPTION OF SECURITIES

We are authorized to issue an unlimited number of common shares with no par value, an unlimited number of first preferred shares, and an unlimited number of second preferred shares.  These shares are described as follows:

Common Shares:  As of June 28, 2004 there are 7,811,574 common shares issued, which are held by 449 registered shareholders.  Holders of common shares are entitled to one vote for each share they own on any matter that is submitted to a shareholder vote, unless only a different class of shareholders, for example holders of preferred share, is entitled to vote on that matter.  Our board of directors may declare dividends for distribution to holders of common shares. If QSound is dissolved or liquidated, we must use our assets to pay liabilities and any remaining assets would be distributed:

  firstly to preferred shareholders if their preferred shares carry the right to distribution of assets in priority to distribution of assets to common shareholders; and

  secondly to the holders of common shares, in proportion to the number of shares they own.

All of the common shares are validly issued and have been fully paid for.  At meetings of shareholders two persons present in person or by proxy, and each owning at least one common share, constitute a quorum for purposes of selecting a chairman for the meeting or adjourning the meeting. For transacting any business at a shareholders meeting, two persons present in person or by proxy and holding at least five percent of our issued shares must be present.

Preferred Shares:  Our board of directors may issue an unlimited number of first preferred shares and second preferred shares and may attach various privileges and restrictions to the preferred shares such as:

  the right for preferred shares to be converted into common shares;

  the right for QSound to buy back preferred shares;

  the right for QSound to set aside a certain amount of funds each year to buy back a portion of the preferred shares; and

  restrict the right of preferred shareholders to vote.

Dividends are paid to first preferred shareholders before they are paid to to second preferred shareholders or to common shareholders.  Dividends are paid to second preferred shareholders before they are paid to common shareholders.  If we dissolve or are liquidated, any assets left after payment of our liabilities are shared firstly by first  preferred shareholders, secondly by second preferred shareholders and thirdly any remaining assets are distributed to common shareholders.

A summary of  Canadian laws and regulations that affect the rights of U.S. shareholders and certain U.S. federal tax implications of owning and selling our shares can be found in Item 10. contained in the Annual Report on Form 20-F for the year ended December 31, 2003.

MARKETS

Our shares trade (since January, 1989) on The Nasdaq SmallCap Market under the symbol QSND (formerly QSNDF). Our shares traded during the periods and at the prices set out below on The Nasdaq SmallCap Market.

The high and low market prices for the last five fiscal years:

Fiscal Year

High

Low

2003

2.65

1.01

2002

2.28

0.53

2001

4.87

0.42

2000

21.50

1.37

1999

18.00

7.62

The high and low market prices for each of the four quarters of  2003 and 2002:

Quarter Ending

High

Low

December

2003

2.65

1.08

September

2003

2.00

1.01

June

2003

1.80

1.20

March

2003

2.14

1.03

December

2002

2.28

0.71

September

2002

0.87

0.55

June

2002

1.30

0.53

March

2002

2.00

0.70

The high and low market prices for each of the last six months:

Month

High

Low

May

2004

4.02

2.90

April

2004

4.81

1.91

March

2004

2.75

1.63

February

2004

2.01

1.30

January

2004

2.14

1.63

December

2003

2.10

1.54

USE OF PROCEEDS

QSound will not receive any proceeds as a result of sales of shares by the selling shareholder.

LEGAL MATTERS

The validity of the issuance of common shares which are offered in this prospectus will be passed upon by Joanna Varvos, Esq., corporate secretary of QSound.

EXPERTS

The consolidated financial statements of QSound as of December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003 have been incorporated by reference herein in reliance upon the report of KPMG, independent auditors, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN GET MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and we file reports, registration statements and other information with the SEC. Our reports, registration statements other information can be inspected and copied at the public reference facilities maintained by the SEC:

Room 1200

450 Fifth Street N.W.

Washington D.C. 20549

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC at the same address, or by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public from the SEC’s Web site at www.sec.gov/ and from our Web site www.qsound.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you  by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede information previously filed. We incorporate by reference the documents listed below:

The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement.

  Our latest annual report on Form 20-F filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934,as amended (the “Exchange Act”) for the fiscal year ended December 31, 2003.

  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

  The description of our securities contained in our registration statement under on Form 20-F filed with the Securities and Exchange Commission on September 28, 1988, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all of our subsequent annual reports filed with the SEC on Form 20-F and all of our subsequent reports on Form 6-K under the Securities Act of 1934 submitted to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

The documents listed below are incorporated by reference in this Registration Statement.

  Our latest annual report on Form 20-F filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the fiscal year ended December 31, 2003.

  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

  The description of our securities contained in our registration statement under on Form 20-F filed with the Securities and Exchange Commission on September 28, 1988, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

Not Applicable.

Item 6.  Indemnification of Directors and Officers

The laws of Alberta and QSound’s Articles permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act of 1933, as amended.

Section 124 of the Alberta Business Corporation Act (the ”ABCA”) provides as follows:

124(1)

Except in respect of an action by or on behalf of the corporation or body corporate to produce a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)

the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his conduct was lawful.

(2)

A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to produce a judgment in its favour, to which the person is made a party by reason of being or having been a director of officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if the person fulfills the conditions set out in subsection (1)(a) and (b).

(3)

Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body  corporate, if the person seeking indemnity

(a)

was substantially successful on the merits on his defense of the action or proceeding,

(b)

fulfills the conditions set out in subsection (1)(a) and (b), and

(c)

is fairly and reasonably entitled to indemnity.

(4)

A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

(a)

in the person’s capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b)

in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5)

A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

(6)

On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

For the purposes of Section 124, “Court” means the Court of Queen’s Bench of Alberta.

Our Articles provide that, subject to the provisions of the ABCA, except in respect of an action by or on behalf of QSound or a body corporate to procure a judgment in its favour, we shall indemnify a current or former director of officer, or a person who acts or acted at our request as a director or officer of a corporation of which we are or were a shareholder or a creditor, and the person’s heirs and legal representatives from and against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of QSound or body corporate, if: (a) the person acted honestly and in good faith with a view to the best interests of QSound; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his conduct was lawful.

Our Articles further provide that, subject to the approval of a Court, we shall indemnify a current or former director or officer, or a person who acts as a director or officer of a corporation of which we are or were a shareholder or a creditor, and the person’s heirs and legal representatives, in respect of an action by or on behalf of QSound or a body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or officer or body corporate, from and against all costs, charges and expenses reasonably incurred by the person in connection with such action if the person fulfills the conditions set out in sections (a) and (b) of the preceding paragraph.  A person referred to in this paragraph shall be entitled to indemnity from QSound in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of QSound or body corporate, if the person seeking indemnity: (a) was substantially successful on the merits of the person’s defense of the action or proceeding; and (b) fulfills the conditions set out in sections (a) and (b) of the preceding paragraph.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

Exhibits

Number

Document Description

4.1

David Gallagher Option Agreement

4.2

Francis Munoz Option Agreement

4.3

Joanna Varvos Option Agreement

4.4

Joanna Varvos Option Agreement

4.5

Doug Drury Option Agreement

4.6

Doug Drury Option Agreement

4.7

Brian Harrington Option Agreement

4.8

Robert Starr Option Agreement

4.9

Yoram Arbel Option Agreement

4.10

Yoram Arbel Option Agreement

4.11

Stanley McDougall Option Agreement

4.12

M. Patty Chakour Option Agreement

5.1

Opinion of Joanna Varvos, Esq.

23.1

Consent of Joanna Varvos, Esq. (included in Exhibit 5.1)

23.2

Consent of KPMG, Independent Auditors

24.1

Power of Attorney (see Signature Page)

Item 9. Undertakings

(a)

Rule 415 Offering.

QSound hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration statement.

(2)

That, for the purpose of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof; and

(3)

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b)

Filings Incorporating Subsequent Exchange Act Documents by Reference.

QSound hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Indemnification for Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of QSound pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by QSound of expense incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of an appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, QSound Labs, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on June   30     , 2004.

QSOUND LABS, INC.

BY:      /s/ David Gallagher

      David Gallagher

      Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Gallagher and Joanna Varvos, or either of them, his/her attorneys-in-fact, with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ David Gallagher

President, Chief Executive Officer and Director

June 30, 2004

David Gallagher

(Principal Executive, Accounting and Financial

Officer)

/s/ James Bonfiglio

Director and Authorized U.S. Representative

June 30, 2004

James Bonfiglio

/s/ Stanley McDougall

Director

June 30, 2004

Stanley McDougall

/s/ M. Patty Chakuor

Director

June 30, 2004

M. Patty Chakour

EXHIBIT INDEX

Exhibit

Number

Document Description

4.1

David Gallagher Option Agreement

4.2

Francis Munoz Option Agreement

4.3

Joanna Varvos Option Agreement

4.4

Joanna Varvos Option Agreement

4.5

Doug Drury Option Agreement

4.6

Doug Drury Option Agreement

4.7

Brian Harrington Option Agreement

4.8

Robert Starr Option Agreement

4.9

Yoram Arbel Option Agreement

4.10

Yoram Arbel Option Agreement

4.11

Stanley McDougall Option Agreement

4.12

M. Patty Chakour Option Agreement

5.1

Opinion of Joanna Varvos, Esq.

23.1

Consent of Joanna Varvos, Esq. (included in Exhibit 5.1)

23.2

Consent of KPMG, Independent Auditors

24.1

Power of Attorney (see Signature Page)